UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2005

NBTY, INC.

(Exact name of registrant as specified in charter)

001-31788

(Commission file number)

DELAWARE	11-2228617
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

90 Orville Drive
Bohemia, New York	11716
(Address of principal executive offices)	(Zip Code)

(631) 567-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 6, 2005 NBTY, Inc. entered into a purchase agreement to acquire substantially all the assets of Solgar Vitamin and Herb, a division of Wyeth Consumer Healthcare, for approximately $115 million.  Included in the acquisition are net assets of approximately $64 million.  The purchase price will be adjusted based upon the actual net assets transferred at closing. The transaction is subject to regulatory and other customary approvals and is expected to close by August 2005.

A copy of the press release issued by NBTY, Inc. on June 7, 2005 announcing it had entered into such purchase agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(c)                                  Exhibits.

99.1  Press release issued by NBTY, Inc., dated June 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2005
NBTY, INC.

	By:	/s/ Harvey Kamil
Harvey Kamil
President and Chief Financial Officer